UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 30, 2018
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01	Other Events.

Updated Impacts of the Tax Cuts and Jobs Act of 2017

On March 30, 2018, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, submitted to the California Public Utilities Commission (the “CPUC”) (i) a petition for modification of the CPUC’s final decision in the Utility’s 2017 General Rate Case (“GRC”), (ii) a petition for modification of the CPUC’s final decision in the Utility’s 2015 Gas Transmission and Storage (“GT&S”) rate case, and (iii) updated testimony in connection with the Utility’s 2019 GT&S rate case.  These submittals reflect the effects of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) on these rate cases.

If adopted by the CPUC, the submittals would:

•
In connection with the 2017 GRC, reduce the revenue requirements by $267 million and $296 million for 2018 and 2019, respectively, and increase rate base by $199 million and $425 million for 2018 and 2019, respectively;

•
In connection with the 2015 GT&S rate case, reduce the revenue requirement by $58 million for 2018 and increase rate base by $12 million for 2018 (excluding the impact of an approximately $9 million increase in revenue requirement and a $60 million increase in rate base associated with the Utility's Private Letter Ruling (the “PLR”) advice letter that is currently pending); and

•
In connection with the 2019 GT&S rate case, including the impact of the PLR advice letter, reduce the Utility’s previously forecasted revenue requirement by $25 million for 2019, $30 million for 2020, $22 million for 2021 and $5 million for 2022; and increase rate base by $188 million for 2019, $254 million for 2020, $378 million for 2021 and $469 million for 2022.

On an aggregate basis from these three submittals and the pending PLR advice letter, the Utility anticipates an annual reduction to revenue requirements of approximately $325 million starting in 2018, and incremental increases to rate base of approximately $271 million for 2018 (including the impact of the pending PLR advice letter) and $613 million for 2019.  The Utility also expects to reflect additional annual revenue requirement reductions of approximately $125 million from other rate cases, including a pending Federal Energy Regulatory Commission (FERC) proceeding.  The associated rate base increases are approximately $100 million in 2018 and $200 million for 2019.

The petitions for modification of the 2017 GRC decision and the 2015 GT&S decision propose that the Utility work with the CPUC staff to implement rate changes under a schedule that minimizes rate volatility, which could defer some rate impacts beyond 2018.  The timing of rate changes will also have an impact on the Utility’s financing needs.  The Utility is unable to predict the timing and outcome of the CPUC decisions in connection with these submittals.

For additional information about the Utility’s 2017 GRC, 2015 GT&S rate case and 2019 GT&S rate case, see PG&E Corporation and the Utility’s annual report on Form 10-K for the year ended December 31, 2017.

2018 Catastrophic Events Memorandum Account

Also on March 30, 2018, the Utility submitted to the CPUC its 2018 Catastrophic Events Memorandum Account (“CEMA”) application requesting cost recovery of (i) $183 million in connection with nine catastrophic events that included fire and storm declared emergencies from the middle of 2016 through early 2017, and (ii) $405 million for work to cut back or remove dead or dying trees in 2016 and 2017 resulting from years of drought conditions and associated bark beetle infestation.  The 2018 CEMA application also seeks cost recovery of $555 million on a forecast basis for additional tree mortality and fire mitigation work anticipated in 2018 and 2019.

In the application, the Utility proposed to recover the authorized CEMA expenses and capital costs that have already been incurred over a 2-year period beginning on January 1, 2019, or as soon as possible thereafter.  With respect to the Utility’s forecasted expenses for 2018 and 2019, the Utility proposed to recover the 2018 and 2019 revenue requirements over a 2-year period beginning on January 1, 2019.

The Utility has requested a decision by the end of 2018.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s annual report on Form 10-K for the year ended December 31, 2017 and their subsequent reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: April 2, 2018	By:	/s/ David S. Thomason
DAVID S. THOMASON
Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY

Dated: April 2, 2018	By:	/s/ David S. Thomason
DAVID S. THOMASON
Vice President, Chief Financial Officer and
Controller